EXHIBIT 99.1

AVID MEDICAL, INC.

Consolidated Financial Statements

March 31, 2010

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

AVID Medical, Inc.:

We have audited the accompanying consolidated balance sheet of AVID Medical, Inc. (the Company) as of March 31, 2010, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AVID Medical, Inc. as of March 31, 2010, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Richmond, Virginia

October 21, 2010

AVID MEDICAL, INC.

Consolidated Statement of Operations

Year ended March 31, 2010

(In thousands)

2010
Net sales	$136,316
Cost of goods sold	104,409
Depreciation of machinery and equipment	777

Gross profit	31,130

Selling, general, and administrative expenses	23,539
Depreciation and amortization	1,207

Operating profit	6,384

Interest expense, net	527

Income before taxes	5,857

Income taxes (note 6)	1,771

Net income	4,086

Less: Net income attributable to noncontrolling interest	730

Net income attributable to AVID Medical, Inc.	$3,356

See accompanying notes to financial statements.

AVID MEDICAL, INC.

Consolidated Statement of Stockholders’ Equity

Year ended March 31, 2010

(In thousands)

	Preferred stock	Common stock	Additional paid-in capital	Notes receivable from stock sales	Retained earnings	Nonconrolling Interest	Total stockholders’ equity
Balance at March 31, 2009	5	4	4,676	(123)	4,653	1,473	10,688
Exercise of stock options	—	—	142	—	—	—	142
Dividends paid	—	—	—	—	(356)	(325)	(681)
Net income	—	—	—	—	3,356	730	4,086

Balance at March 31, 2010	5	4	4,818	(123)	7,653	1,878	14,235

See accompanying notes to financial statements.

AVID MEDICAL, INC.

Consolidated Statement of Cash Flows

Year ended March 31, 2010

(In thousands)

2010
Cash flows from operating activities:
Net income	$4,086
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,984
Deferred taxes	(249)
Changes in assets and liabilities increasing (decreasing) cash provided by operating activities:
Accounts receivable	(853)
Inventories	(1,287)
Receivables from related parties	(187)
Other current assets	564
Other assets	9
Accounts payable and accrued expenses	1,582
Interest rate swap	(405)

Net cash provided by operating activities	5,244

Cash flows from investing activities:
Purchases of property and equipment	(2,230)

Net cash used in investing activities	(2,230)

Cash flows from financing activities:
Principal payments on long-term debt	(2,504)
Proceeds from stock issuances	142
Dividends paid	(681)

Net cash used in financing activities	(3,043)

Net decrease in cash	(29)
Cash at beginning of year	119

Cash at end of year	$90

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,444
Cash paid for income taxes	734

See accompanying notes to financial statements.

AVID MEDICAL, INC.

Notes to Consolidated Financial Statements

March 31, 2010

(In thousands, except share and per share amounts)

(1)	Summary of Significant Accounting Policies and Practices

(a)	Description of Business

AVID Medical, Inc. (AVID) is a Delaware corporation and was incorporated on January 29, 1997 for the purpose of designing, manufacturing, assembling, and marketing sterile medical devices, customized procedure trays, small procedure kits, and non-sterile subassemblies for use in diagnostic and therapeutic procedures. AVID’s customers consist mainly of hospitals, health systems, and freestanding surgical centers. AVID’s headquarters are located in Toano, Virginia.

(b)	Principles of Consolidation

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Subtopic 810-10 Consolidation – Overall, AVID is required to consolidate any variable interest entities (VIEs) for which it is the primary beneficiary, as defined. AVID Realty, LLC, a separate entity that is owned 51% by AVID’s Chief Executive Officer, and 49% by another investor, is a VIE that owns the land and building that is leased by AVID under a capital lease arrangement. For accounting purposes, AVID is the primary beneficiary of AVID Realty, LLC and therefore must consolidate the entity. AVID has no ownership interest in AVID Realty, LLC, and has no legal right to obtain future ownership interests upon the death of the chief executive officer or for any other reason. In addition, the general creditors of both AVID and AVID Realty, LLC, have no recourse to the assets of the other entity. These consolidated financial statements include the accounts of AVID and AVID Realty, LLC (collectively, the Company), and all significant intercompany balances and transactions, primarily consisting of the intercompany lease arrangement, have been eliminated in the consolidation.

(c)	Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at March 31, 2010.

(d)	Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company determines the allowance based on historical write-off experience and review of specific customer accounts. The Company reviews its allowance for doubtful accounts monthly. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. Accounts receivable from two distributors represented 59% of total receivables at March 31, 2010.

(e)	Inventories

Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method for all inventories.

(f)	Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful life of property and equipment is 3 to 36 years.

(g)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Beginning April 1, 2009, the Company adopted FASB ASC Subtopic 740-10, Income Taxes – Overall, which requires the Company to recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Prior to April 1, 2009, the Company recognized the effect of income tax positions only if such positions were probable of being sustained. The adoption of this accounting policy did not have a material impact on the financial statements.

The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.

AVID Realty, LLC, is a non-taxable entity. As such, federal and state regulations provide that income or loss for AVID Realty, LLC is included in the tax returns of its members. Accordingly, no provision for income taxes has been made for AVID Realty, LLC.

(h)	Stock Option Plan

The Company accounts for its stock-based compensation plans in accordance with ASC Topic 718, Compensation – Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity receives employee services in exchange for share-based payment awards. ASC Topic 718 requires measurement of the cost of employee services received in exchange for stock compensation based on the grant-date fair value of the awards.

(i)	Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

(j)	Impairment or Disposal of Long-Lived Assets and Goodwill

FASB ASC Topic 360, Property, Plant, and Equipment – Overall, provides a single accounting model for long-lived assets. Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to-be-held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated.

Goodwill is tested annually for impairment and is tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds fair value. For the year ended March 31, 2010, there was no impairment of goodwill.

(k)	Revenue Recognition

The Company recognizes revenue when products are delivered, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.

(l)	Derivatives

The Company adopted the fair value measurement guidance provided in FASB ASC 820, Fair Value Measurements and Disclosures. This standard defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. The Company accounts for its interest rate swap instrument under the provisions of FASB ASC 815, Derivatives and Hedging, which requires that this instrument be recorded at fair value on its consolidated balance sheet, and follows the disclosure requirements set forth in FASB ASC 815. The fair value of the instrument was based on a value quoted from the counterparty to the instrument. The valuation technique for this instrument is considered to be a level two fair value measurement within the fair value hierarchy described in FASB ASC 820. Level two valuation involves inputs to the valuation methodology that include quoted market prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means. Changes in the fair value of the derivative instrument are recognized in earnings.

(m)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

(2)	Inventories

The major classes of inventories at March 31, 2010 are as follows:

Finished goods	$2,016
Work in process	2,754
Raw materials	5,020

$9,790

(3)	Property and Equipment

The major classes of property and equipment at March 31, 2010 are as follows:

Building and land	$14,594
Machinery and equipment	3,807
Furniture and computer and office equipment	8,735

27,136

Less accumulated depreciation and amortization	6,524

$20,612

(4)	Long-Term Debt

Long-term debt at March 31, 2010 consists of the following:

LIBOR plus 1.25% (1.50% at March 31, 2010) note payable due in 240 monthly installments of $94 including interest; secured by building and land; requires AVID to meet certain financial covenants related to debt service coverage	$12,322
LIBOR plus 1.00% (1.25% at March 31, 2010) revolving line of credit up to $8,500 with note due in full on July 31, 2010; monthly interest payments; secured by inventory and accounts receivable; requires the Company to meet certain financial covenants related to debt service coverage	3,970
LIBOR plus 1.75% (2.00% at March 31, 2010) term loan note due in full on December 1, 2011; monthly principal payments of $27 plus accrued interest; secured by inventory and accounts receivable; requires the Company to meet certain financial covenants related to debt service coverage	569
3.61% secured note payable in monthly installments of $10 including interest, with final principal payment due in December 2013; secured by equipment	410
5.13% secured note payable in monthly installments of $7 including interest, with final principal payment due in May 2013; secured by equipment	234
4.06% secured note payable in monthly installments of $5 including interest, with final principal payment due in December 2013; secured by equipment	210
5.81% secured note payable in monthly installments of $11, including interest, with final principal payment due in December 2010; secured by equipment	83

Total long-term debt	17,798

Less current installments	4,931

Long-term debt, excluding current installments	$12,867

The aggregate maturities of long-term debt for each of the five years subsequent to March 31, 2010 are as follows: 2011, $4,931; 2012, $858; 2013, $629; 2014, $579; and, 2015, $446.

(5)	Interest Rate Swap

The Company entered into an interest rate swap agreement, which commenced December 31, 2008 and extends through December 31, 2015, in order to manage its exposure to interest rate movements by effectively converting a portion of its long-term debt from variable to fixed rates. The interest rate swap has a notional amount of $12,560 with fixed interest rate payments at a per annum rate of 5.13% and variable rate payments based on the one-month U.S. Dollar LIBOR.

On March 31, 2010, the fair value of the interest rate swap was a liability of $1,448. The Company did not designate the swap agreement as a cash flow hedge for accounting purposes and, therefore, records the changes in fair value of the swap agreement as increases and decreases to interest expense. The Company recorded a gain of $405 which is included as a decrease to interest expense for the year ended March 31, 2010.

(6)	Income Taxes

Actual income tax expense differs from the amount computed by applying the applicable U.S. Federal Corporate income tax rate of 34% to earnings before income taxes for the year ended March 31, 2010 as follows:

2010
Federal income taxes computed at statutory rate	$1,991
Increase (decrease) in income taxes resulting from:
Income attributable to members of AVID Realty, LLC	(262)
Nondeductible meals and entertainment expenses	51
State income tax, net of federal benefit	220
Intercompany eliminations	(229)

$1,771

Current income tax expense was $2,020 and deferred income tax benefit was $249 for the year ended March 31, 2010.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at March 31, 2010 are presented below:

2010
Deferred tax assets:
Allowance for losses on accounts receivable	$88
Inventories, principally due to additional costs inventoriedfor tax purposes	384
Capital lease between AVID and AVID Realty, LLC	6,039
Accrued bonus	23

Total deferred tax assets	6,534

Deferred tax liabilities:
Property and equipment	5,865
Goodwill	227

Total deferred tax liabilities	6,092

Net deferred tax assets	$442

As of March 31, 2010, AVID has determined, based on projected taxable income, historical results and projected reversals of deferred tax liabilities, that it is more likely than not that the deferred tax assets will be realized. Therefore, no valuation allowance has been recorded. Income taxes payable as of March 31, 2010 of $732 are included as a reduction to other current assets on the accompanying consolidated balance sheet.

The Company adopted the provisions of FASB ASC Subtopic 740-10 as it relates to accounting for uncertainty in income taxes on April 1, 2009. As of March 31, 2010, the Company has concluded that it has no uncertain tax positions for which a financial statement benefit should not be recognized. The Company anticipates no significant change in its accounting for uncertain income tax positions during the next twelve months. With few exceptions, the Company’s tax years ended March 31, 2007 and later remain subject to examination by federal and various state taxing authorities.

(7)	Stockholders’ Equity

(a)	Preferred Stock

Preferred stock has all the voting rights of common stock but preferential treatment in receiving dividends and in liquidation proceedings. Additionally, the preferred stock is convertible to common stock if AVID files a public offering of its common stock.

(b)	Notes Receivable from Stock Sales

Notes receivable from stock sales resulted from the purchase of $150 of common stock by AVID’s chief operating officer in 1999 and $3 of preferred stock in 2000. Of the amounts purchased, $30 was paid in cash with the remaining amount due under a no interest, one-year note receivable, renewable annually.

(c)	Stock Option Plan

In fiscal year 2000, AVID adopted a stock option plan (the Plan) pursuant to which AVID’s board of directors may grant stock options to officers, employees, directors, and consultants. The Plan authorizes grants of options to purchase up to 1,129,529 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the stock’s estimated fair value at the date of grant. All stock options have no more than a 10-year term and vest and become fully exercisable after four years from the date of grant.

At March 31, 2010, there were 26,554 shares available for grant under the Plan.

During fiscal year 2010, the Company granted 60,000 stock options with an exercise price of $4.00 per share and vesting period of four years. Compensation expense related to this grant is insignificant to the financial statements.

Stock option activity during the years indicated is as follows:

	Number of options	Weighted average exercise price
Balance at March 31, 2009	717,300	1.55
Granted	60,000	4.00
Forfeited	(6,550)	1.74
Exercised	(146,425)	1.06

Balance at March 31, 2010	624,325	1.90

At March 31, 2010, the exercise prices and weighted average remaining contractual life of outstanding options was $1.00 – $4.00 and 3.2 years, respectively. There were 562,012 options exercisable at March 31, 2010.

(8)	Leases

AVID has several non-cancelable operating leases, primarily for office equipment, that expire over the next five years. Rental expense for operating leases during 2010 was approximately $78.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of March 31, 2010 are as follows:

Operating leases
Year ending March 31:
2011	$72
2012	69
2013	60
2014	50
2015	16
Thereafter	—

Total minimum lease payments	267

(9)	Related-Party Transactions

Receivables from related parties at March 31, 2010 consisted of receivables from executives and employees of $726.

AVID has entered into employment agreements with three of its officers, the chief executive officer, the chief operating officer, and the chief financial officer. Each contract renews annually on March 31, subject to certain termination rights. AVID also purchased life insurance in the amount of $500 for one of the key officers with 50% of the proceeds payable to benefit AVID.

(10)	401(k) Savings Plan

The Company has a defined contribution savings plan. The savings plan is available to substantially all full-time Company employees who have completed three months of service. Employees can contribute a percentage of annual compensation and the Company currently matches 40% of these contributions up to 6% of the employee’s wages. The Company also may make an annual discretionary contribution based upon the Company’s profitability. Each participant is 100% vested in employee contributions and employer contributions are subject to the vesting schedule as outlined in the plan document. For the year ended March 31, 2010, Company contributions charged to operations were approximately $237.

(11)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through October 21, 2010, 2010, the date at which the financial statements were available to be issued, and determined there are no other items to disclose, except that AVID was purchased by Medical Action Industries, Inc. for $62,500 in cash on August 27, 2010.